Exhibit 10.12.9

AMENDMENT NO. 7

to the

SECOND AMENDED AND RESTATED AGREEMENT

between

PHILIP MORRIS USA INC. and SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

for

FINE PAPER SUPPLY

This Amendment No. 7, effective December 31, 2005, is by and between Philip Morris USA Inc. (formerly Philip Morris Incorporated), a Virginia corporation doing business as Philip Morris U.S.A. (“Buyer”), and Schweitzer-Mauduit International, Inc., a Delaware corporation (“Seller”).

RECITALS

Whereas, Buyer and Seller have previously entered into the Second Amended and Restated Agreement for Fine Paper Supply, effective July 1, 2000, which has been amended by Amendment No. 1, effective May 23, 2002, Amendment No. 2, effective January 1, 2003, Amendment No. 3, effective August 11, 2003, Amendment No. 4, effective January 1, 2004, Amendment No. 5, effective December 15, 2004 and Amendment No. 6, effective December 31, 2004 (as amended, the “Agreement”); and

Whereas, Buyer and Seller now wish to further amend the Agreement as provided herein.

Now therefore, in consideration of the promises exchanged herein and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, Buyer and Seller agree as follows:

1.                                       Definitions.   Except as expressly provided herein, all capitalized terms used herein shall have the meanings assigned to them in the Agreement or in the Amended and Restated Addendum to Fine Papers Supply Agreement, effective July 1, 2000, amended by Amendment No. 1, effective August 4, 2000, Amendment No. 2, effective January 25, 2001, Amendment No. 3, effective September 26, 2001, Amendment No. 4, effective September 12, 2002 and Amendment No. 5, effective December 31, 2004 (as amended, the “Addendum”).

2.             Term.   Article III.A. shall be amended and restated to read as follows:

A.                                    Term

This Agreement shall be effective July 1, 2000 (the “Effective Date”) and shall continue in effect through December 31, 2004 (such period being hereinafter referred to as the “Initial Term”). Thereafter, the Agreement automatically shall renew for three successive terms of two years each (each a “Renewal Term”); provided, however, either party may cause the Agreement to terminate at the end

Confidential material appearing in this document has been omitted and filed separately with the Securities and Exchange Commission in accordance with Rule 24b-2, promulgated under the Securities Exchange Act of 1934, as amended. Omitted information has been replaced with asterisks.

of the second Renewal Term (i.e., December 31, 2008) by providing written notice of termination to the other party not later than [* * *].

Notwithstanding the foregoing, this Agreement shall not expire or terminate with respect to any New Product purchased and sold through Direct Purchases or Indirect Purchases hereunder prior to the expiration of the Guaranteed Sales Period, if any, specified in any applicable Implementation Agreement between the parties respecting such New Product.

3.                                       Compensation.

a.                                       Effective [* * *], the Base Prices used to determine the Adjusted Base Prices for each Grade of Fine Papers, excluding Banded Cigarette Papers, shall be as shown in Attachment 1-A hereto, which shall amend and restate Exhibit A of the Agreement.

b.                                      The parties are currently engaged in good-faith negotiations that may result in further increases in compensation for Fine Papers (other than Banded Cigarette Papers). If any such increases are agreed upon, they shall be set forth in writing and shall be effective [* * *] and thereafter. The compensation due Seller for any Fine Papers (excluding Banded Cigarette Papers) sold to Buyer from [* * *] until the date such increase was agreed to shall be adjusted accordingly. Seller shall remit to Buyer a statement calculating such adjusted amounts, and Buyer shall remit such amounts to Seller within 30 days following Buyer’s receipt of Seller’s statement. If no such increases are agreed upon, the Base Prices shall continue to be as shown in Attachment 1-A.

c.                                       The Invoice Prices shall continue to be determined as provided in Article VIII.C of the Agreement. The Base Prices shall continue to be subject to adjustment as provided in Article VIII.D and Amendment No. 2 of the Agreement.

d.                                      If the Agreement is terminated effective [* * *] as provided in Article III.A of the Agreement, the Base Prices applicable during the Phaseout Period (excluding Banded Cigarette Paper) shall be the Base Prices in effect for [* * *], subject to increase as set forth in paragraph 3(b), above.

4.                                       Other Provisions Unchanged.  All other provisions of the Agreement shall remain unchanged.

5.                                       Entire Agreement.  The Agreement and this Amendment No. 7 constitute the entire agreement between the parties regarding the subject matter contained herein.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to sign this Amendment No. 7, intending that the parties should be bound thereby.

PHILIP MORRIS USA INC.		SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

By:		By:

Name:	Craig E. Stariha	Name:	Peter J. Thompson
Title:	Director, Purchasing	Title:	President – U.S. Operations

Date: December , 2005		Date: December , 2005

Attachment 1-A

Philip Morris USA Inc. and Schweitzer-Mauduit International, Inc.

BASE PRICES

PRODUCT	SWM SALES CODE	SWM GRADE CODE	Base Price $ /Standard Bobbin
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Base Price $/Standard Bobbin
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	*	*	*
	*	*	*

Base Price $/cwt.
* * *	*	*	*
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* * *	*	*	*
* * *	*	*	*
* * *	*	*	*
* * *	*	*	*
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